Exhibit 10.2
GENERAL RELEASE OF CLAIMS

This General Release of Claims (this “Agreement”) is by and between Brian Mitchell (“Employee”) and GenMark Diagnostics, Inc. (together with its wholly owned subsidiary, Clinical Micro Sensors, Inc., the “Company”). This Agreement will become effective on the eighth (8th) day after it is signed by Employee (the “Effective Date”), provided that the Company has signed this Agreement and Employee has not revoked this Agreement (by written notice to Hollis Winkler at the Company) prior to that date.

RECITALS
    A.    Employee was employed by the Company as of November 7, 2016

    B.    Employee and the Company entered into an (i) Agreement to Participate in the GenMark Diagnostics, Inc. Executive Severance Plan (such agreement and plan being referred to herein as the “Plan”) effective as of July 31, 2019, and (ii) Amendment to Restricted Stock Units Agreement and Market Stock Units Agreement dated March 16, 2020 (the “Equity Amendment”), in each case wherein Employee is entitled to receive certain benefits in the event of a Qualifying Termination (as defined by the Plan), provided Employee signs and does not revoke a Release (as defined by the Plan).

    C.    Employee’s employment has been terminated as a result of a Qualifying Termination (as defined by the Plan). Employee’s last day of work and termination are effective as of September 9, 2020. Employee desires to receive the payments and benefits provided by the Plan and the Equity Amendment by executing this Agreement.

NOW, THEREFORE, the parties agree as follows:

    1.    Commencing on the Effective Date, the Company shall provide Employee with the applicable payments and benefits set forth in the Plan in accordance with the terms of the Plan. Employee acknowledges that the payments and benefits made pursuant to this paragraph are made in full satisfaction of the Company’s obligations under the Plan. Employee further acknowledges that Employee has been paid all wages and accrued, unused vacation that Employee earned during his or her employment with the Company.

    2.     Within ten (10) days of the Effective Date, and provided that the Company has signed this Agreement and Employee has not revoked this Agreement, the Company shall accelerate the vesting and settlement of that portion of the restricted stock units (“RSUs”) and market stock units (“MSUs”) granted by the Company to Employee on February 25, 2020 (the “2020 Equity Awards”) under the Company’s 2010 Equity Incentive Plan, as amended (the “2010 Plan”), that would have become vested and subject to settlement (as applicable) if Employee had remained employed by the Company through February 28, 2021, notwithstanding the terms of the 2010 Plan and the applicable award agreement(s) governing such 2020 Equity Awards. Employee acknowledges that the vesting and settlement of the 2020 Equity Awards pursuant to this paragraph are made in full satisfaction of the Company’s obligations under the Equity Amendment. For the avoidance of doubt, the parties acknowledge and agree that the number of 2020 Equity Awards that the Company will, subject to the terms and conditions set forth herein (including Employee’s non-revocation of this Agreement), accelerate the vesting and settlement of pursuant to this paragraph 2 shall be as set forth in the “Shares to Accelerate/Vest” column in the table below (and the remainder of such 2020 Equity Awards will be cancelled pursuant to the terms of the 2010 Plan):

Grant Date	Award Type	Shares Covered (#)	Vesting Schedule	Shares to Accelerate/Vest
2/25/20	RSU	33,750	25% on the first anniversary of the grant date and in equal quarterly installments thereafter over the next 3 years.	8,438

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2/25/20	RSU	33,750	50% on the first anniversary of the grant date and in equal quarterly installments thereafter over the next year.	16,875
2/25/20	MSU	22,500	1/3 of the shares vest on each of 12/31/20, 12/31/21, and 12/31/22, subject to performance conditions and the opportunity to catch up shares from prior performance periods on 12/31/21 and/or 12/31/22	7,500
Total				32,813

    3.    Employee and Employee’s successors release the Company, its respective subsidiaries, stockholders, investors, directors, officers, employees, agents, attorneys, insurers, legal successors and assigns of and from any and all claims, actions and causes of action, whether now known or unknown, which Employee now has, or at any other time had, or shall or may have against those released parties based upon or arising out of any matter, cause, fact, thing, act or omission whatsoever directly related to Employee’s employment by the Company or the termination of such employment and occurring or existing at any time up to and including the Effective Date, including, but not limited to, any claims of breach of written contract, wrongful termination, retaliation, fraud, defamation, infliction of emotional distress, or national origin, race, age, sex, sexual orientation, disability or other discrimination or harassment under the Civil Rights Act of 1964, the Age Discrimination In Employment Act of 1967, the Americans with Disabilities Act, the Fair Employment and Housing Act or any other applicable law. Notwithstanding the foregoing, this release shall not apply to any right of the Employee to receive the applicable payments and benefits set forth in the Plan in accordance with the terms of the Plan and the vesting and settlement of the shares of the Company’s common stock as set forth in paragraph 2 pursuant to the Equity Amendment.

    4.    Employee acknowledges that he or she has read Section 1542 of the Civil Code of the State of California, which states in full:

A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.
Employee waives any rights that Employee has or may have under Section 1542 and comparable or similar provisions of the laws of other states in the United States to the full extent that he or she may lawfully waive such rights pertaining to this general release of claims, and affirms that Employee is releasing all known and unknown claims that he or she has or may have against the parties listed above.
    5.    Employee and the Company acknowledge and agree that they shall continue to be bound by and comply with the terms and obligations under the following agreements: (i) any proprietary rights or confidentiality agreements between the Company and Employee, (ii) the Plan, and (iii) any Equity Award agreements between the Company and Employee.

    6.    This Agreement shall be binding upon, and shall inure to the benefit of, the parties and their respective successors, assigns, heirs and personal representatives.

    7.    The parties agree that any and all disputes that both (i) arise out of the Plan, the interpretation, validity or enforceability of the Plan or the alleged breach thereof and (ii) relate to the enforceability of this Agreement or the interpretation of the terms of this Agreement shall be subject to the provisions of Section 14 and Section 15 of the Plan.

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    8.    The parties agree that any and all disputes that (i) do not arise out of the Plan, the interpretation, validity or enforceability of the Plan or the alleged breach thereof and (ii) relate to the enforceability of this Agreement, the interpretation of the terms of this Agreement or any of the matters herein released or herein described shall be resolved by means of a court trial conducted by the superior or district court in San Diego County, California. The parties hereby irrevocably waive their respective rights to have any such disputes tried to a jury, and the parties hereby agree that such courts will have personal and subject matter jurisdiction over all such disputes. Notwithstanding the foregoing, in the event of any such dispute, the parties may agree to mediate or arbitrate the dispute on such terms and conditions as may be agreed in writing by the parties. The prevailing party shall be entitled to recover from the losing party its attorneys’ fees and costs incurred in any action brought to resolve any such dispute.

    9.    This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior negotiations and agreements, whether written or oral, with the exception of any agreements described in paragraph 5 of this Agreement. This Agreement may not be modified or amended except by a document signed by an authorized officer of the Company and Employee. If any provision of this Agreement is deemed invalid, illegal or unenforceable, such provision shall be modified so as to make it valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected.

EMPLOYEE UNDERSTANDS THAT EMPLOYEE SHOULD CONSULT WITH AN ATTORNEY PRIOR TO SIGNING THIS AGREEMENT AND THAT EMPLOYEE IS GIVING UP ANY LEGAL CLAIMS EMPLOYEE HAS AGAINST THE PARTIES RELEASED ABOVE BY SIGNING THIS AGREEMENT. EMPLOYEE FURTHER UNDERSTANDS THAT EMPLOYEE MAY HAVE UP TO 21 DAYS TO CONSIDER THIS AGREEMENT, THAT EMPLOYEE MAY REVOKE IT AT ANY TIME DURING THE 7 DAYS AFTER EMPLOYEE SIGNS IT, AND THAT IT SHALL NOT BECOME EFFECTIVE UNTIL THAT 7-DAY PERIOD HAS PASSED. EMPLOYEE ACKNOWLEDGES THAT EMPLOYEE IS SIGNING THIS AGREEMENT KNOWINGLY, WILLINGLY AND VOLUNTARILY IN EXCHANGE FOR THE COMPENSATION AND BENEFITS DESCRIBED IN PARAGRAPHS 1 AND 2.

Dated:	9/11/2020		/s/ Brian Mitchell
Brian Mitchell

GenMark Diagnostics, Inc.

Dated:	9/14/2020	By:	/s/ Hollis Winkler
		Name:	Hollis Winkler
		Title	VP, Human Resources

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